Exhibit 5.1

September 4, 2009

IntelGenx Technologies Corp.
6425 Abrams
Ville Saint-Laurent
Quebec, H4S 1X9
CANADA

Re:

Registration Statement on Form S-1
                          Registration No. 333-161305

Ladies and Gentlemen:

We have acted as counsel to IntelGenx Technologies Corp., a Delaware corporation, (the "Company") in connection with the filing with the Securities and Exchange Commission (the "Commission") on August 12, 2009 of a registration statement on Form S-1 (as amended, the "Registration Statement"), which relates to the registration of (1) (a) 22,909,120 shares of common stock, par value $.00001 per share, of the Company consisting of 769,040 issued and outstanding shares (collectively the "Outstanding Shares"), (b) 10,476,000 shares (collectively the "Special Warrant Shares") to be issued upon the exercise of special warrants of the Company (collectively the "Special Warrants"), (c) 350,000 shares (collectively the "Outstanding Warrant Shares") to be issued upon the exercise of 350,000 issued and outstanding warrants of the Company (collectively the "Outstanding Warrants"), (d) 10,476,000 shares (collectively the "Unissued Warrant Shares") to be issued upon the exercise of 10,476,000 warrants of the Company to be issued upon the exercise of the Special Warrants (collectively the "Unissued Warrants") and (e) 838,080 shares (collectively the "Option Shares") to be issued upon the exercise of options issued by the Company to placement agents (collectively the "Options"), (2) the Outstanding Warrants and (3) the Unissued Warrants.

This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under Securities Act of 1933, as amended, (the "Act").

The opinions set forth in this letter are subject to the following qualifications:

1.

In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Certificate of Incorporation and the By-Laws of the Company (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (f) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

2.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.

3.

We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware, the provisions of the Constitution of the State of Delaware relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware (collectively the "General Corporation Law of the State of Delaware").

4.

Any opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

5.

This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on any opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company:

1.

The Outstanding Shares have been duly authorized by the Company and are legally issued, fully paid and nonassessable;

2.

The Special Warrant Shares and the Unissued Warrants have been duly authorized by the Company, and, assuming that the Special Warrants are duly exercised in accordance with their terms, (a) the Special Warrant Shares will be legally issued, fully paid and nonassessable, and (b) the Unissued Warrants will be legally issued;

3.

The Outstanding Warrants have been duly authorized by the Company and are legally issued;

4.

The Outstanding Warrant Shares have been duly authorized by the Company, and, assuming that (a) the Outstanding Warrants are duly exercised in accordance with their terms and (b) the exercise price of the Outstanding Warrants is duly paid in the manner contemplated by the Registration Statement and the Outstanding Warrants, the Outstanding Warrant Shares will be legally issued, fully paid and nonassessable;

5.

The Unissued Warrant Shares have been duly authorized by the Company, and, assuming that (a) the Unissued Warrants are duly exercised in accordance with their terms and (b) the exercise price of the Unissued Warrants is duly paid in the manner contemplated by the Registration Statement and the Unissued Warrants, the Unissued Warrant Shares will be legally issued, fully paid and nonassessable; and

6.

The Option Shares have been duly authorized by the Company, and, assuming that (a) the Options are duly exercised in accordance with their terms and (b) the exercise price of the Options is duly paid in the manner contemplated by the Registration Statement and the Options, the Option Shares will be legally issued, fully paid and nonassessable.

We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Richard B. Raymer
HODGSON RUSS LLP